UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 11, 2012

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard C. Alberding, a member of the Board of Directors of PCTEL, Inc. (the “Company”) and Chairman of its Compensation Committee informed the Company that he is resigning his position as a member of the Company’s Board of Directors effective June 13, 2012 due to his retirement plans.

In October, 2011, the Company, by a unanimous resolution of Board of Directors as authorized by the Company’s Bylaws, approved the number of directors to serve on the Company’s Board at any one time to be in the range of not less than seven nor more than nine. With the October, 2011appointment of Major General (retired) Michael Davidson to the Company’s Board of Directors to serve as a Class II Director whose term will expire at the 2013 annual meeting, and the resignation of Mr. Alberding, the number of Directors now serving on the Company’s Board of Directors is seven.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2012 PCTEL, Inc. (PCTEL) held its Annual Meeting of Shareholders at which a quorum was present. The table below sets forth the number of votes cast for and against, as well as the number of abstentions and broker non-votes, for each matter voted at that meeting, as certified by the independent inspector of elections.

			ABSTAIN, WITHHELD AND
	FOR	AGAINST	BROKER NON-VOTES
1. Election of Directors
Brian J. Jackman	12,453,904	*	318,620
John R. Sheehan	12,454,685	*	317,839

2. Advisory vote to approve
the Company’s Named
Executive Officer	12,543,234	223,439	5,851
Compensation

			ABSTAIN, WITHHELD AND
	FOR	AGAINST	BROKER NON-VOTES
3. Ratification Grant	15,251,693	14,177	7,475
Thornton LLP as
Independent registered
Public Accounting
Firm

*	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer